EXHIBIT A

CLAYMORE EXCHANGE-TRADED FUND TRUST 2
(as of August 2, 2017)

Name of Series

Guggenheim S&P Global Water Index ETF
Guggenheim China Technology ETF
Guggenheim MSCI Global Timber ETF
Guggenheim Canadian Energy Income ETF
Guggenheim Frontier Markets ETF
Guggenheim China Small Cap ETF
Guggenheim International Multi-Asset Income ETF
Guggenheim Shipping ETF
Guggenheim Solar ETF
Guggenheim China Real Estate ETF
Guggenheim China All-Cap ETF
Guggenheim S&P High Income Infrastructure ETF
Guggenheim S&P BSE MidCap Select India ETF
Guggenheim S&P BSE SENSEX India ETF

SCHEDULE A
Index
S&P Global Water Index
AlphaShares China Technology Index
MSCI ACWI IMI Timber Select Capped Index
S&P/TSX High Income Energy Index
BNY Mellon New Frontier Index
BNY Mellon ABC Index
BNY Mellon BMAC Index
BNY Mellon Small-Mid BRIC Index
BNY Mellon International High Yield Dividend Index
AlphaShares China Small Cap Index
Zacks International Multi-Asset Income Index
Dow Jones Global Shipping IndexSM
MAC Global Solar Energy Index
AlphaShares China Real Estate Index
AlphaShares China All Cap Index
S&P High Income Infrastructure Index
S&P BSE MidCap Select Index
S&P BSE SENSEX
Index Marks
Standard & Poor’s®
S&P®
S&P Global Water

AlphaShares

AlphaShares, Inc.

BNY Mellon New Frontier Index
BNY Mellon DR Index
BNY Mellon
BNY Mellon ABC Index
BNY Mellon BMAC Index
BNY Mellon Small-Mid BRIC Index
BNY Mellon International High Yield Dividend Index
Dow Jones®

Dow Jones Indexes

Dow Jones Global Shipping

MAC Indexing

S&P/TSX High Income Energy

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